Exhibit 99.1

EDITORIAL CONTACTS:	PRGP05021

Michele Drake

+1 650 752 5296

michele_drake@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Hilliard Terry

+1 650 752 5329

hilliard_terry@agilent.com

Agilent Technologies Reports Third Quarter 2005 Results

PALO ALTO, Calif., Aug. 15, 2005 — Agilent Technologies Inc. (NYSE: A) today reported orders of $1.80 billion for the third fiscal quarter ended July 31, 2005, 1 percent above one year ago. Revenues during the quarter were $1.69 billion, 10 percent below last year. Third quarter GAAP net earnings were $104 million, or $0.21 per diluted share, compared with $100 million, or $0.20 per share, in last year’s third quarter.

Excluding a net $38 million composed largely of restructuring charges and tax benefits, Agilent reported third quarter operating net income of $142 million, or $0.28 per share. On a comparable basis, the company earned $154 million, or $0.30 per share, one year ago(1).

“Agilent performed well in the third quarter, despite still-soft markets,” said Bill Sullivan, Agilent president and chief executive officer. “Revenues were slightly below our expectations because of weak wireless test and life sciences markets. We were disciplined in our spending, however, and demonstrated excellent cash generation once again. As the world’s premier measurement company, we extended our leadership through major new product introductions in both electronic and bioanalytical instrumentation.”

The company reported third quarter revenues of $1.69 billion, just below its expectations of $1.70 billion to $1.80 billion. Operating earnings, at $0.28 per share, were at the high end of expectations of $0.23 to $0.28 per share. Gross margins improved by over 2 percentage points compared with last year, despite 10 percent lower revenues and difficult conditions in several of Agilent’s markets. During the quarter, the company generated $85 million in free cash flow(2) from operations, bringing total cash on hand to $2.8 billion.

Looking ahead, Agilent said it remained comfortable with its prior guidance for the fourth fiscal quarter. With evidence of a rebound in semiconductor-related markets, signs of a bottoming in wireless test, and the assumption of normal seasonality, the company expects fourth quarter fiscal 2005 revenues of $1.79 billion to $1.89 billion. Operating earnings are expected to be in the range of $0.33 to $0.38 per share (3).

Segment Results

Life Sciences and Chemical Analysis

(in $ millions)

	Q3:F05	Q3:F04	Q2:F05
Orders	348	321	385
Revenues	341	335	344
Operating Profit(4)	42	45	39

Momentum in Life Sciences and Chemical Analysis remained mixed in this year’s third quarter. Orders of $348 million were 8 percent above last year, and down 10 percent sequentially due to normal seasonal patterns. Both

Life Sciences and Chemical Analysis orders were up similar amounts compared with last year, with particular strength in Life Sciences from generic drug manufacturers, and for the new gas chromatograph and mass spectrometry (GC/MS) platforms within Chemical Analysis. Revenue of $341 million was up only 2 percent versus last year because of the late-quarter introduction of new GC/MS instruments and some weakness in near-term pharmaceutical demand. With shippable backlog at record levels, this segment is expected to return to double-digit revenue growth in Q4.

Segment profits of $42 million were $3 million below last year on a $6 million increase in revenues. Excluding the impact of recent acquisitions, profits were flat compared with last year. A lower tax rate and tight capital management enabled the segment to achieve a Return On Invested Capital(5) (ROIC) of 27 percent during the quarter, compared with last year’s ROIC of 22 percent.

Test and Measurement

(in $ millions)

	Q3:F05	Q3:F04	Q2:F05
Orders	722	772	757
Revenues	705	763	748
Operating Profit(4)	72	89	72

Third quarter Test and Measurement orders of $722 million were 6 percent below one year ago and down 5 percent from the seasonally strong second quarter. Overall segment demand was characterized by mixed demand in communications test solutions, with wireless test still below last year and wireline test up, and pockets of strength in general purpose instruments. Revenues of $705 million were 8 percent below last year and down 6 percent from the prior three months.

Third quarter operating profits of $72 million were $17 million below last year on $58 million lower revenues, with gross margins improved by over 1 point and operating expenses slightly below one year ago. Compared with the second quarter, segment profits were flat despite $43 million lower revenues. During the quarter, Test and Measurement achieved a 17 percent ROIC(5), up 3 points from last year despite a 1.5 point lower operating margin, with taxes lower and capital investment well contained.

Automated Test

(in $ millions)

	Q3:F05	Q3:F04	Q2:F05
Orders	228	208	171
Revenues	192	243	181
Operating Profit(4)	(13)	19	(20)

Third quarter Automated Test orders were up for the third consecutive quarter, reaching $228 million, 10 percent above last year and 33 percent ahead of the second quarter. Semiconductor test orders were up 18 percent from last year, with particular strength in SOC test, while manufacturing test orders were off 16 percent from one year ago. Revenues of $192 million were 21 percent below last year but up 6 percent sequentially. Segment book-to-bill of 1.19 compares with 0.86 one year ago and 0.94 in the second quarter.

The third quarter segment loss of $13 million represents an improvement of $7 million compared with the second quarter on an $11 million increase in revenues. With momentum building in semiconductor test, this segment is expected to return to profitability in the fourth quarter.

Semiconductor Products

(in $ millions)

	Q3:F05	Q3:F04	Q2:F05
Orders	499	399	464
Revenues	450	458	414
Operating Profit(4)	39	41	12

Semiconductor Products orders of $499 million during the third quarter were up 25 percent from one year ago and up 8 percent sequentially. The increase in orders was led by personal systems, up 37 percent from last year, with particular strength in wireless handset components and navigation products, while networking orders were up 2 percent. With a book-to-bill ratio of 1.11 compared with 1.12 in the second quarter and only 0.87 one year ago, it appears that the semiconductor industry is regaining momentum. Third quarter revenues of $450 million were 2 percent below last year but up 9 percent sequentially.

Segment profits of $39 million were $2 million below last year on an $8 million drop in revenues. Sequentially, profits were up $27 million on a $36 million increase in revenues. Segment ROIC(5) was 18 percent during the quarter, flat with last year but up 12 points from the second quarter.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 28,000 employees serve customers in more than 110 countries. Agilent had net revenue of $7.2 billion in fiscal year 2004. Information about Agilent is available on the Web at www.agilent.com.

In lieu of the normal earnings conference call, Agilent management will present more details on its third-quarter FY05 financial results and the additional announcements made today during a meeting at the Mandarin Oriental hotel in New York City beginning today at 8:30 a.m. (ET). This event will also be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Major Announcement and Third Quarter FY05 Financial Results Conference Call” under “News & Events—Calendar of Events.”

A telephone replay of the meeting will be available one hour after the conference call today through August 22.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding our revenues, earnings and profitability, our new product introductions in electronic and bioanalytical instrumentation, the nature and timing of growth in the markets we serve, including specifically the semiconductor-related markets and wireless test markets, the strength of our business segments, including the Life Sciences and Chemical Analysis segment and the Automated Test segment, and the seasonality of the markets in which certain of our businesses operate. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses and unforeseen changes in the demand for new products and technologies.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix, and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended Oct. 31, 2004, and our Quarterly Report on Form 10-Q for the period ended April 30, 2005. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)	Before net restructuring and amortization charges in all periods.
(2)	Free cash flow is defined as Net Cash provided by operating activities less Investments in property, plant and equipment.
(3)	Agilent’s expected range of EPS for Q405 excludes restructuring, which cannot be estimated, and amortization of intangibles, which is expected to be approximately $4 million per quarter. The annual non-GAAP tax rate is assumed to be 23 percent. Beginning in Q304, Agilent is treating its senior convertible debentures as “if converted.” As a result, approximately 36 million shares were added to the denominator of diluted EPS, and $6.6 million of associated after-tax quarterly interest expense was added back to the numerator.
(4)	Before restructuring charges in all periods.
(5)	Refer to financial results tables for ROIC.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended July 31,
	2005	2004	Percent Inc/(Dec)
Orders	$1,797	$1,775	1%

Net revenue	$1,688	$1,885	(10)%

Costs and expenses:
Cost of products and services	923	1,089	(15)%
Research and development	244	235	4%
Selling, general and administrative	432	454	(5)%

Total costs and expenses	1,599	1,778	(10)%

Income from operations	89	107	(17)%

Other income (expense), net	40	26	54%

Income before taxes	129	133	(3)%

Provision for taxes	25	33	(24)%

Net income	$104	$100	4%

Net income per share:
Basic	$0.21	$0.21
Diluted	$0.21	$0.20

Weighted average shares used in computing net income per share:
Basic	494	485
Diluted	500	491

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended July 31,
	2005	2004	Percent Inc/(Dec)
Orders	$5,127	$5,398	(5)%

Net revenue	$5,034	$5,359	(6)%

Costs and expenses:
Cost of products and services	2,728	3,016	(10)%
Research and development	724	701	3%
Selling, general and administrative	1,316	1,345	(2)%

Total costs and expenses	4,768	5,062	(6)%

Income from operations	266	297	(10)%

Other income (expense), net	107	47	128%

Income before taxes	373	344	8%

Provision for taxes	71	69	3%

Net income	$302	$275	10%

Net income per share:
Basic	$0.61	$0.57
Diluted	$0.61	$0.56

Weighted average shares used in computing net income per share:
Basic	492	482
Diluted	497	491

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Excluding Restructuring, Amortization of Intangibles

and Non-Operational Items

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended July 31,
	2005	2004	Percent Inc/(Dec)
Orders	$1,797	$1,775	1%

Net revenue	$1,688	$1,885	(10)%

Costs and expenses:
Cost of products and services	899	1,052	(15)%
Research and development	231	230	—
Selling, general and administrative	412	420	(2)%

Total costs and expenses	1,542	1,702	(9)%

Income from operations	146	183	(20)%

Other income (expense), net	39	26	50%

Income before taxes	185	209	(11)%

Provision for taxes	43	55	(22)%

Non-GAAP net income	$142	$154	(8)%

Non-GAAP net income per share:
Basic	$0.29	$0.32
Diluted	$0.28	$0.30

Weighted average shares used in computing non-GAAP net income per share:
Basic	494	485
Diluted	535	527

The above non-GAAP condensed consolidated statement of operations has been adjusted to exclude the following items and reconcile to GAAP net income:

Net income per GAAP	$104	$100
Non-GAAP adjustments:
Other intangibles	4	3
Restructuring and asset impairment	40	42
Loss (gain) on sale of assets	1	(1)
Camera module inventory charge	3	—
Contract termination fees	—	14
Transaction Related Costs	7	—
Other	1	18
Adjustment for income taxes	(18)	(22)

Non-GAAP net income	$142	$154

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Excluding Restructuring, Amortization of Intangibles

and Non-Operational Items

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended July 31,
	2005	2004	Percent Inc/(Dec)
Orders	$5,127	$5,398	(5)%

Net revenue	$5,034	$5,359	(6)%

Costs and expenses:
Cost of products and services	2,698	2,949	(9)%
Research and development	708	686	3%
Selling, general and administrative	1,273	1,255	1%

Total costs and expenses	4,679	4,890	(4)%

Income from operations	355	469	(24)%

Other income (expense), net	91	53	72%

Income before taxes	446	522	(15)%

Provision for taxes	103	146	(29)%

Non-GAAP net income	$343	$376	(9)%

Non-GAAP net income per share:
Basic	$0.70	$0.78
Diluted	$0.68	$0.75

Weighted average shares used in computing non-GAAP net income per share:
Basic	492	482
Diluted	533	527

The above non-GAAP condensed consolidated statement of operations has been adjusted to exclude the following items and reconcile to GAAP net income:

Net income per GAAP	$302	$275
Non-GAAP adjustments:
Other intangibles	10	21
Restructuring and asset impairment	49	115
Gain on sale of equity investments	(8)	—
Gain on camera module divesture	(12)	—
Gain on sale of assets	(9)	(1)
Gain on sale of investments	(7)	—
Investment impairments	13	—
Camera module inventory charge	5	—
Inventory write-down/2” fab decommissioning	5	—
Donation to Agilent foundation	10	—
Contract termination fees	2	14
Transaction Related Costs	7	—
Other	8	29
Adjustment for income taxes	(32)	(77)

Non-GAAP net income	$343	$376

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

	July 31, 2005	October 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$2,782	$2,315
Accounts receivable, net	966	1,044
Inventory	936	1,026
Other current assets	242	192

Total current assets	4,926	4,577

Property, plant and equipment, net	1,148	1,258
Goodwill and other intangible assets, net	461	443
Other assets	817	778

Total assets	$7,352	$7,056

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$399	$441
Employee compensation and benefits	471	545
Deferred revenue	323	284
Income and other taxes payable	374	340
Other accrued liabilities	204	261

Total current liabilities	1,771	1,871

Senior convertible debentures	1,150	1,150
Other liabilities	483	466

Total liabilities	3,404	3,487

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 494 million shares at July 31, 2005 and 487 million shares at October 31, 2004 issued and outstanding	5	5
Additional paid-in capital	5,311	5,195
Accumulated deficit	(1,509)	(1,810)
Accumulated other comprehensive income	141	179

Total stockholders’ equity	3,948	3,569

Total liabilities and stockholders’ equity	$7,352	$7,056

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

	Nine months ended July 31, 2005	Three months ended July 31, 2005
Cash flows from operating activities:
Net income	$302	$104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	173	58
Amortization	13	6
In-Process R&D	2	1
Deferred taxes	29	17
E&O Inventory related charges	68	21
Asset impairment charges	19	1
Gain on sale of investments	(16)	—
(Gain) loss on sale of assets	(17)	4
Changes in assets and liabilities:
Accounts receivable	70	(18)
Inventory	4	4
Accounts payable	(55)	(11)
Employee compensation and benefits	(75)	(55)
Income taxes and other taxes payable	(28)	(38)
Other current assets and liabilities	(39)	24
Other long-term assets and liabilities	31	21

Net cash provided by operating activities (a)	481	139

Cash flows from investing activities:
Investments in property, plant and equipment	(140)	(54)
Investment in equity securities	(11)	(8)
Proceeds from sale of investments	22	—
Proceeds from sale of assets	77	7
(Increase) decrease in restricted cash	(20)	1
Repayment of loan	6	6
Purchase of intangible assets	(56)	(37)

Net cash used in investing activities	(122)	(85)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	114	52
Net payments of notes payable and short-term borrowings	(3)	—

Net cash provided by financing activities	111	52

Impact of exchange rate movements	(3)	(9)

Net increase in cash and cash equivalents	467	97

Cash and cash equivalents at beginning of period	2,315	2,685

Cash and cash equivalents at end of period	$2,782	$2,782

(a) Cash payments included in operating activities:
Restructuring	61	21
Income tax payments	28	13

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET INCOME

THREE MONTHS ENDED JULY 31, 2005

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Loss on Sale of Assets	Camera Module Inventory Charge	Transaction Related Costs	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$1,797	$—	$—	$—	$—	$—	$—	$—	$1,797

Net revenue	$1,688	$—	$—	$—	$—	$—	$—	$—	$1,688

Costs and expenses:
Cost of products and services	923	(2)	(16)	(1)	(3)	—	(2)	—	899
Research and development	244	—	(12)	—	—	—	(1)	—	231
Selling, general and administrative	432	(2)	(12)	—	—	(7)	1	—	412

Total costs and expenses	1,599	(4)	(40)	(1)	(3)	(7)	(2)	—	1,542

Income from operations	89	4	40	1	3	7	2	—	146

Other income (expense), net	40	—	—	—	—	—	(1)	—	39

Income before taxes	129	4	40	1	3	7	1	—	185

Provision for taxes	25	—	—	—	—	—	—	18	43

Net income	$104	$4	$40	$1	$3	$7	$1	$(18)	$142

Net income per share - Basic and Diluted:

Basic	$0.21	$0.01	$0.08	$0.00	$0.01	$0.01	$0.00	$(0.03)	$0.29
Diluted	$0.21	$0.01	$0.07	$0.00	$0.01	$0.01	$0.00	$(0.03)	$0.28	(a)

Weighted average shares used in computing net income per share:

Basic	494	494	494	494	494	494	494	494	494
Diluted	500	535	535	535	535	535	535	535	535	(a)

(a)	In order to calculate non-GAAP diluted net income per share, we added 36 million shares and approximately $7 million of after-tax interest expense to non-GAAP net income to treat our senior convertible debentures as if they were converted. There was no impact of this to our diluted earnings per share.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET INCOME

NINE MONTHS ENDED JULY 31, 2005

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Gain on Sale of Equity Investments	Gain on Camera Module Divesture	Gain on Sale of Assets	Gain on Sale of Investments	Investment Impairments
Orders	$5,127	$—	$—	$—	$—	$—	$—	$—

Net revenue	$5,034	$—	$—	$—	$—	$—	$—	$—

Costs and expenses:
Cost of products and services	2,728	(6)	(19)	—	—	9	—	—
Research and development	724	—	(13)	—	—	—	—	—
Selling, general and administrative	1,316	(4)	(17)	—	—	—	—	—

Total costs and expenses	4,768	(10)	(49)	—	—	9	—	—

Income from operations	266	10	49	—	—	(9)	—	—

Other income (expense), net	107	—	—	(8)	(12)	—	(7)	13

Income before taxes	373	10	49	(8)	(12)	(9)	(7)	13

Provision for taxes	71	—	—	—	—	—	—	—

Net income	$302	$10	$49	$(8)	$(12)	$(9)	$(7)	$13

Net income per share - Basic and Diluted:

Basic	$0.61	$0.02	$0.10	$(0.02)	$(0.02)	$(0.02)	$(0.01)	$0.03
Diluted	$0.61	$0.02	$0.09	$(0.02)	$(0.02)	$(0.02)	$(0.01)	$0.02

Weighted average shares used in computing net income per share:

Basic	492	492	492	492	492	492	492	492
Diluted	497	533	533	533	533	533	533	533

	Non-GAAP Adjustments
(In millions, except per share amounts)	Camera Module Inventory Charge	Inventory Write- Down/ 2” Fab Decommissioning	Donation to Agilent Foundation	Contract Termination Fees	Transaction Related Costs	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$—	$—	$—	$—	$—	$—	$—	$5,127

Net revenue	$—	$—	$—	$—	$—	$—	$—	$5,034

Costs and expenses:
Cost of products and services	(5)	(5)	—	—	—	(4)	—	2,698
Research and development	—	—	—	—	—	(3)	—	708
Selling, general and administrative	—	—	(10)	(2)	(7)	(3)	—	1,273

Total costs and expenses	(5)	(5)	(10)	(2)	(7)	(10)	—	4,679

Income from operations	5	5	10	2	7	10	—	355

Other income (expense), net	—	—	—	—	—	(2)	—	91

Income before taxes	5	5	10	2	7	8	—	446

Provision for taxes	—	—	—	—	—	—	32	103

Net income	$5	$5	$10	$2	$7	$8	$(32)	$343

Net income per share - Basic and Diluted:
Basic	$0.01	$0.01	$0.02	$0.00	$0.01	$0.02	$(0.06)	$0.70
Diluted	$0.01	$0.01	$0.02	$0.00	$0.01	$0.02	$(0.06)	$0.68	(a)

Weighted average shares used in computing net income per share:
Basic	492	492	492	492	492	492	492	492
Diluted	533	533	533	533	533	533	533	533	(a)

(a)	In order to calculate non-GAAP diluted net income per share, we added 36 million shares and approximately $7 million of after-tax quarterly interest expense to non-GAAP net income to treat our senior convertible debentures as if they were converted. The impact of this was ($.01) to our diluted earnings per share.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET INCOME

THREE MONTHS ENDED JULY 31, 2004

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Gain on Sale of Assets	Contract Termination Fees	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$1,775	$—	$—	$—	$—	$—	$—	$1,775

Net revenue	$1,885	$—	$—	$—	$—	$—	$—	$1,885

Costs and expenses:
Cost of products and services	1,089	(3)	(24)	—	(4)	(6)	—	1,052
Research and development	235	—	(2)	—	(3)	—	—	230
Selling, general and administrative	454	—	(16)	1	(7)	(12)	—	420

Total costs and expenses	1,778	(3)	(42)	1	(14)	(18)	—	1,702

Income from operations	107	3	42	(1)	14	18	—	183

Other income (expense), net	26	—	—	—	—	—	—	26

Income before taxes	133	3	42	(1)	14	18	—	209

Provision for taxes	33	—	—	—	—	—	22	55

Net income	$100	$3	$42	$(1)	$14	$18	$(22)	$154

Net income per share - Basic and Diluted:
Basic	$0.21	$—	$0.09	$—	$0.03	$0.04	$(0.05)	$0.32
Diluted	$0.20	$—	$0.08	$—	$0.03	$0.03	$(0.04)	$0.30	(a)

Weighted average shares used in computing net income per share:

Basic	485	485	485	485	485	485	485	485
Diluted	491	527	527	527	527	527	527	527	(a)

(a)	In order to calculate non-GAAP diluted net income per share, we added 36 million shares and approximately $6 million of after-tax interest expense to non-GAAP net income to treat our senior convertible debentures as if they were converted. The impact of this was ($.01) to our diluted earnings per share.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC

RECONCILIATION FROM GAAP TO NON-GAAP

NET INCOME

NINE MONTHS ENDED JULY 31, 2004

(Unaudited)

		Non-GAAP Adjustments
(In millions, except per share amounts)	GAAP	Other Intangibles	Restructuring and Asset Impairment	Gain on Sale of Assets	Contract Termination Fees	Other	Adjustment for Income Taxes	Non-GAAP
Orders	$5,398	$—	$—	$—	$—	$—	$—	$5,398

Net revenue	$5,359	$—	$—	$—	$—	$—	$—	$5,359

Costs and expenses:
Cost of products and services	3,016	(18)	(39)	—	(4)	(6)	—	2,949
Research and development	701	—	(12)	—	(3)	—	—	686
Selling, general and administrative	1,345	(3)	(56)	1	(7)	(25)	—	1,255

Total costs and expenses	5,062	(21)	(107)	1	(14)	(31)	—	4,890

Income from operations	297	21	107	(1)	14	31	—	469

Other income (expense), net	47	—	8	—	—	(2)	—	53

Income before taxes	344	21	115	(1)	14	29	—	522

Provision for taxes	69	—	—	—	—	—	77	146

Net income	$275	$21	$115	$(1)	$14	$29	$(77)	$376

Net income per share - Basic and Diluted:
Basic	$0.57	$0.04	$0.24	$—	$0.03	$0.06	$(0.16)	$0.78
Diluted	$0.56	$0.04	$0.22	$—	$0.03	$0.05	$(0.15)	$0.75	(a)

Weighted average shares used in computing net income per share:
Basic	482	482	482	482	482	482	482	482
Diluted	491	527	527	527	527	527	527	527	(a)

(a) In order to calculate non-GAAP diluted net income per share, we added 36 million shares and approximately $19 million of after-tax interest expense to non-GAAP net income to treat our senior convertible debentures as if they were converted.

The impact of this was ($.02) to our diluted earnings per share.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC.

LIFE SCIENCES AND CHEMICAL ANALYSIS INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended July 31, 2005	Three months ended July 31, 2004	Yr vs. Yr % change	Three months ended April 30, 2005	Sequential % change
Orders	$348	$321	8%	$385	(10)%
Net Revenue	$341	$335	2%	$344	(1)%
Income from operations	$42	$45	(7)%	$39	8%

	Nine months ended July 31, 2005	Nine months ended July 31, 2004	Yr vs. Yr % change
Orders	$1,089	$966	13%
Net Revenue	$1,039	$981	6%
Income from operations	$132	$129	2%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

TEST AND MEASUREMENT INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended July 31, 2005	Three months ended July 31, 2004	Yr vs.Yr % change	Three months ended April 30, 2005	Sequential % change
Orders	$722	$772	(6)%	$757	(5)%
Net Revenue	$705	$763	(8)%	$748	(6)%
Income from operations	$72	$89	(19)%	$72	—

	Nine months ended July 31, 2005	Nine months ended July 31, 2004	Yr vs.Yr % change
Orders	$2,131	$2,147	(1)%
Net Revenue	$2,153	$2,100	3%
Income from operations	$207	$106	95%

Q3 FY05 vs Q2 FY05 BY MARKET SEGMENT

	Orders			Net Revenue
	Q3 FY05 $ Amount	Sequential % change	% of Segment	Q3 FY05 $ Amount	Sequential % change	% of Segment
Communications test	$512	(4)%	71%	$497	(8)%	70%
General purpose test	210	(7)%	29%	208	(1)%	30%

	$722	(5)%	100%	$705	(6)%	100%

Q3 FY05 vs Q3 FY04 BY MARKET SEGMENT

	Orders		Net Revenue
	Q3 FY05 $ Amount	Yr vs.Yr % change	Q3 FY05 $ Amount	Yr vs.Yr % change
Communications test	$512	(6)%	$497	(7)%
General purpose test	210	(8)%	208	(10)%

	$722	(6)%	$705	(8)%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

AUTOMATED TEST INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended July 31, 2005	Three months ended July 31, 2004	Yr vs. Yr % change	Three months ended April 30, 2005	Sequential % change
Orders	$228	$208	10%	$171	33%
Net Revenue	$192	$243	(21)%	$181	6%
Income (loss) from operations	$(13)	$19	(168)%	$(20)	35%

	Nine months ended July 31, 2005	Nine months ended July 31, 2004	Yr vs. Yr % change
Orders	$559	$694	(19)%
Net Revenue	$528	$728	(27)%
Income (loss) from operations	$(67)	$75	(189)%

Q3 FY05 vs Q2 FY05 BY MARKET SEGMENT

	Orders			Net Revenue
	Q3 FY05 $ Amount	Sequential % change	% of Segment	Q3 FY05 $ Amount	Sequential % change	% of Segment

Semiconductor test	$187	41%	82%	$149	1%	78%
Manufacturing test	41	8%	18%	43	26%	22%

	$228	33%	100%	$192	6%	100%

Q3 FY05 vs Q3 FY04 BY MARKET SEGMENT

	Orders		Net Revenue
	Q3 FY05 $ Amount	Yr vs. Yr % change	Q3 FY05 $ Amount	Yr vs. Yr % change

Semiconductor test	$187	18%	$149	(24)%
Manufacturing test	41	(16)%	43	(7)%

	$228	10%	$192	(21)%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

SEMICONDUCTOR PRODUCTS INFORMATION

(In millions, except percent changes)

(Unaudited)

	Three months ended July 31, 2005	Three months ended July 31, 2004	Yr vs.Yr % change	Three months ended April 30, 2005	Sequential % change
Orders	$499	$399	25%	$464	8%
Net Revenue	$450	$458	(2)%	$414	9%
Income from operations	$39	$41	(5)%	$12	225%

	Nine months ended July 31, 2005	Nine months ended July 31, 2004	Yr vs.Yr % change
Orders	$1,343	$1,329	1%
Net Revenue	$1,245	$1,345	(7)%
Income from operations	$66	$158	(58)%

Q3 FY05 vs Q2 FY05 BY MARKET SEGMENT

	Orders			Net Revenue
	Q3 FY05 $ Amount	Sequential % change	% of Segment	Q3 FY05 $ Amount	Sequential % change	% of Segment
Networking	$133	(13)%	27%	$139	(4)%	31%
Personal systems	366	17%	73%	311	16%	69%

	$499	8%	100%	$450	9%	100%

Q3 FY05 vs Q3 FY04 BY MARKET SEGMENT

	Orders		Net Revenue
	Q3 FY05 $ Amount	Yr vs.Yr % change	Q3 FY05 $ Amount	Yr vs.Yr % change

Networking	$133	2%	$139	(3)%
Personal systems	366	37%	311	(1)%

	$499	25%	$450	(2)%

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products that will be delivered within six months.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

Segment Information

Reconciliation of Reporting Segments to Agilent Consolidated Totals

(In millions)

(Unaudited)

	Three months ended July 31,		Three months ended April 30,
	2005	2004	2005
Orders
Life Sciences and Chemical Analysis	$348	$321	$385
Test and Measurement	722	772	757
Automated Test	228	208	171
Semiconductor Products	499	399	464

Camera Module	—	75	(52)
Unallocated infrastructure and rounding	—	—	—

Total Agilent orders	$1,797	$1,775	$1,725

	Three months ended July 31,		Three months ended April 30,
	2005	2004	2005
Net Revenue
Life Sciences and Chemical Analysis	$341	$335	$344
Test and Measurement	705	763	748
Automated Test	192	243	181
Semiconductor Products	450	458	414

Camera Module	—	86	—
Unallocated infrastructure and rounding	—	—	1

Total Agilent net revenue	$1,688	$1,885	$1,688

	Three months ended July 31,		Three months ended April 30,
	2005	2004	2005
Income (Loss) from Operations
Life Sciences and Chemical Analysis	$42	$45	$39
Test and Measurement	72	89	72
Automated Test	(13)	19	(20)
Semiconductor Products	39	41	12
Camera Module	—	(9)	—
Unallocated infrastructure charges	6	(2)	—

Total Agilent Non-GAAP income from operations	$146	$183	$103

Income (loss) from operations reflect the results of our reportable segments under Agilent’s management reporting system which are not necessarily in conformity with accounting principles generally accepted in the United States (GAAP). Income (loss) from operations of our reporting segments excludes restructuring, amortization of intangibles, non-operational charges and unallocated infrastructure charges.

Historical amounts were reclassified to conform with current period presentation.

AGILENT TECHNOLOGIES, INC.

ORDERS AND NET REVENUE FROM OPERATIONS

BY GEOGRAPHY

(In millions, except percent changes)

(Unaudited)

	Three Months Ended July 31,		Percent Inc/(Dec)
	2005	2004
ORDERS
Americas	$655	$613	7%
Europe	340	392	(13)%
Asia Pacific	802	770	4%

Total	$1,797	$1,775	1%

NET REVENUE
Americas	$612	$663	(8)%
Europe	340	363	(6)%
Asia Pacific	736	859	(14)%

Total	$1,688	$1,885	(10)%

	Nine Months Ended July 31,		Percent Inc/(Dec)
	2005	2004
ORDERS
Americas	$1,780	$1,833	(3)%
Europe	1,096	1,117	(2)%
Asia Pacific	2,251	2,448	(8)%

Total	$5,127	$5,398	(5)%

NET REVENUE
Americas	$1,749	$1,824	(4)%
Europe	1,093	1,100	(1)%
Asia Pacific	2,192	2,435	(10)%

Total	$5,034	$5,359	(6)%

In general, recorded orders represent firm purchase commitments from our customers with established terms and conditions for products and services that will be delivered within six months.

AGILENT TECHNOLOGIES, INC

RECONCILIATION OF DAYS ON HAND (DOH)

(In millions)

	Q305	Q304	Yr vs. Yr Change in Days
GAAP
Costs of Products and Services	923	1,089
Net Inventory	936	1,061

GAAP Inventory Days	91	88	3

Non-GAAP
Costs of Products and Services	923	1,089
Less:
Amortization of Intangibles	2	3
Restructuring	16	24
Inventory Charges	14	6
Other	1	10

Adjusted Costs of Products and Services	890	1,046
Net Inventory	936	1,061

Non-GAAP Inventory Days	95	91	4

GAAP DOH Formula:	(Quarter end net inventory x 90 Days)/(Current quarter’s COGS)

Non-GAAP DOH Formula:	(Quarter-end net inventory x 90 Days)/(Current quarter’s COGS - Inventory Charges - Non-GAAP Adjustments)

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

AGILENT TECHNOLOGIES, INC.

Reconciliation of Segment ROIC

(In millions)

(Unaudited)

	Q3 FY05	Q3 FY05	Q3 FY05	Q3 FY05	Q2 FY05	Q2 FY05	Q2 FY05	Q2 FY05	Q3 FY04	Q3 FY04	Q3 FY04	Q3 FY04
	LSCA	TMO	ATG	SPG	LSCA	TMO	ATG	SPG	LSCA	TMO	ATG	SPG
Numerator:
Segment income (loss) from operations	$42	$72	$(13)	$39	$39	$72	$(20)	$12	$45	$89	$19	$41
Less:
Other (income) expense and taxes	6	9	(4)	(7)	11	11	(6)	(5)	16	23	6	(11)

Segment return	36	63	(9)	46	28	61	(14)	17	29	66	13	52

Segment return annualized	$144	$252	$(36)	$184	$112	$244	$(56)	$68	$116	$264	$52	$208

Denominator:
Segment assets (a)	$734	$1,850	$690	$1,299	$721	$2,020	$738	$1,273	$716	$2,241	$746	$1,398
Less:
Net current liabilities (b)	188	394	116	225	203	430	121	245	173	403	123	214

Invested capital	$546	$1,456	$574	$1,074	$518	$1,590	$617	$1,028	$543	$1,838	$623	$1,184

Average Invested capital	$532	$1,523	$596	$1,051	$510	$1,601	$602	$1,077	$533	$1,841	$657	$1,132

ROIC	27%	17%	-6%	18%	22%	15%	-9%	6%	22%	14%	8%	18%

ROIC calculation: (annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)	Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.
(b)	Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

We provide non-GAAP financial information in order to provide meaningful supplemental information regarding our operational performance and to enhance our investors’ overall understanding of our core current financial performance and our prospects for the future. We believe that our investors benefit from seeing our results “through the eyes” of management in addition to the GAAP presentation. Management measures segment and enterprise performance using measures such as those that are disclosed in this release. This information facilitates management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results.

Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operational decision making. Historically, we have reported similar non-GAAP information to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. It excludes items, such as restructuring and amortization, that may have a material effect on the company’s net income (loss) and net income (loss) per share calculated in accordance with GAAP. Management monitors these items to ensure that expenses are in line with expectations and that our GAAP results are correctly stated but does not use them to measure the ongoing operating performance of the company. The non-GAAP information we provide may be different from the non-GAAP information provided by other companies.

Historical amounts were reclassified to conform with current period presentation.